FOR RELEASE                                       CONTACT:Chris Morris
October 13, 2004                                  Senior Vice President
3:05 p.m. Central Time                            Chief Financial Officer
(972) 258-4525


                         CEC ENTERTAINMENT, INC. REPORTS
                          RECORD THIRD QUARTER RESULTS

IRVING, TEXAS - CEC Entertainment, Inc. (NYSE:"CEC") today announced record earnings for the third quarter ended September 26, 2004.

Revenues for the third quarter of 2004 increased to $183.6 million from $170.1 million in the third quarter of 2003. Net income in the third quarter of 2004 increased to $22.0 million from $16.8 million in the same period of 2003. Diluted earnings per share increased to $0.58 in the third quarter of 2004 from $0.42 in the third quarter of 2003. Financial results in the third quarter of 2003 included a pretax charge of $4.25 million or approximately $0.07 per diluted share after taxes related to the settlement of litigation.

Revenues for the first nine months of 2004 increased to $556.0 million from $507.1 million in the first nine months of 2003. Net income in the first nine months of 2004 increased to $69.7 million from $59.0 million in the same period of 2003. Diluted earnings per share increased to $1.80 in the first nine months of 2004 from $1.45 in the first nine months of 2003.

Chris Morris, Senior Vice President and Chief Financial Officer, stated that, "New store development and an increase in comparable store sales of 0.4% contributed to a 7.9% increase in revenue in the third quarter of 2004.
Excluding the $4.25 million legal charge in 2003, net income and diluted earnings per share in the third quarter increased 13% and 18%, respectively. During the first nine months of 2004, the Company generated operating cash flow of $131.3 million, invested $52.0 million in new and existing stores and repurchased $103.9 million of the Company's common stock while maintaining a strong balance sheet."

Mr. Morris further added, "Based on current estimates, we expect diluted earnings per share to range from $0.44 to $0.45 in the fourth quarter of 2004, including an estimated $0.10 to $0.12 per share benefit from the extra week in fiscal year 2004, and a diluted earnings per share range of $0.86 to $0.88 in the first quarter of 2005. The current preliminary estimate for 2005, assuming an increase in comparable stores sales of 1% to 2%, is a diluted earnings per share range of $2.38 to $2.42, representing an earnings growth rate of 11% to 14% excluding the estimated benefit of the extra week in 2004."

Richard M. Frank, Chairman and Chief Executive Officer, stated that, "For the first nine months of 2004, comparable store sales increased 2.0% and helped fuel EPS growth of 24%. Because of our financial strength, the strong market position of our concept and belief in our ability to execute a solid strategic plan, we remain confident in our ability to create long-term value for our shareholders."

Certain statements in this press release, other than historical information, may be considered forward-looking statements, within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, and is subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on CEC's operating results, performance or financial condition are its ability to implement its growth strategies, national, regional and local economic conditions affecting the restaurant/entertainment industry, competition within each of the restaurant and entertainment industries, store sales cannibalization, success of its franchise operations, negative publicity, fluctuations in quarterly results of operations, including seasonality, government regulations, weather, school holidays, commodity, insurance and labor costs.

CEC Entertainment, Inc. operates a system of 487 Chuck E. Cheese's restaurants in 48 states, of which 440 are owned and operated by the Company. # # #


                                     CEC ENTERTAINMENT, INC.
                          CONDENSED CONSOLIDATED RESULTS OF OPERATIONS

                               (Thousands, except per share data)


                                                    Quarter Ended          Year to Date Ended
                                                09/26/04     09/28/03     09/26/04     09/28/03
                                                --------     --------     --------     --------
Revenues:
   Food and beverage                            $120,416     $112,286     $365,494     $334,363
   Games and merchandise                          62,394       56,886      187,961      170,150
   Franchise fees and royalties                      807          962        2,520        2,620
   Interest income                                     5            4           19           16
                                                --------     --------     --------     --------
                                                 183,622      170,138      555,994      507,149
Costs and expenses:
   Cost of sales:
      Food, beverage and related supplies         22,152       21,222       67,937       61,437
      Games and merchandise                        7,922        7,483       23,782       21,972
      Labor                                       49,928       46,322      150,855      138,010
   Selling, general and
      administrative expenses                     21,828       25,158       66,575       65,793
   Depreciation and amortization                  13,070       11,381       38,029       33,338
   Interest expense                                  401          503          975          967
   Other operating expenses                       32,618       30,553       94,870       89,214
                                                --------     --------     --------     --------
                                                 147,919      142,622      443,023      410,731

Income before income taxes                        35,703       27,516      112,971       96,418

Income taxes                                      13,675       10,676       43,268       37,410
                                                --------     --------     --------     --------
Net income                                      $ 22,028     $ 16,840     $ 69,703     $ 59,008
                                                ========     ========     ========     ========

Earnings per share:
   Basic                                        $    .60     $    .43     $   1.86     $   1.47
   Diluted                                      $    .58     $    .42     $   1.80     $   1.45

Weighted average shares outstanding:
   Basic                                          36,834       38,831       37,551       40,061
   Diluted                                        37,970       39,749       38,726       40,584



Earnings per share and weighted average shares outstanding have been adjusted  retroactively for the effect of a 3 for 2 stock split effective March 15, 2004.

                             CEC ENTERTAINMENT, INC.
                       SUPPLEMENTAL FINANCIAL INFORMATION

                        (Thousands, except store counts)


                                            Quarter Ended     Year to Date Ended
                                          09/26/04  09/28/03  09/26/04  09/28/03
                                          --------  --------  --------  --------

Number of Company-owned stores:
   Beginning of period                       430       391       418       384
   New                                         8        10        20        18
   Company purchased franchise stores          2                   2
   Closed                                                                   (1)
                                            -----     -----     -----     -----
   End of period                             440       401       440       401


Number of franchise stores:
   Beginning of period                        49        51        48        50
   New                                                             1
   Company purchased franchise stores         (2)                 (2)        2
   Closed                                                                   (4)
                                            -----     -----     -----     -----
   End of period                              47        51        47        48


                                        CEC ENTERTAINMENT, INC.
                                 CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Thousands, except share amounts)

                                                                         September 26,    December 28,
                                                                             2004             2003
                                                                         ------------     ------------
ASSETS

Current assets:
   Cash and cash equivalents..........................................     $  13,311       $   8,067
   Accounts receivable................................................        10,398          13,103
   Inventories........................................................        11,611          12,491
   Prepaid expenses...................................................         7,763           7,608
   Deferred tax asset.................................................         1,487           1,487
                                                                           ---------       ---------
      Total current assets............................................        44,570          42,756
                                                                           ---------       ---------

Property and equipment, net...........................................       549,613         536,124
                                                                           ---------       ---------

Other assets..........................................................         1,319           1,471
                                                                           ---------       ---------
                                                                           $ 595,502       $ 580,351
                                                                           =========       =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Current portion of long-term debt..................................     $     190       $     168
   Accounts payable and accrued liabilities...........................        64,037          58,736
                                                                           ---------       ---------
      Total current liabilities.......................................        64,227          58,904
                                                                           ---------       ---------

Long-term debt, less current portion..................................        82,035          64,581
                                                                           ---------       ---------

Deferred rent.........................................................         6,125           5,153
                                                                           ---------       ---------

Deferred tax liability................................................        61,447          50,714
                                                                           ---------       ---------

Accrued insurance.....................................................         8,518           8,500
                                                                           ---------       ---------

Shareholders' equity:
   Common stock, $.10 par value; authorized 100,000,000 shares;
      55,168,260 and 54,481,913 shares issued, respectively ..........         5,517           5,448
   Capital in excess of par value.....................................       233,582         219,071
   Retained earnings .................................................       448,614         378,911
   Accumulated other comprehensive income  ...........................           982             695
   Less treasury shares of 18,959,168
      and 16,042,418, respectively, at cost...........................      (315,545)       (211,626)
                                                                           ---------       ---------
                                                                             373,150         392,499
                                                                           ---------       ---------
                                                                           $ 595,502       $ 580,351
                                                                           =========       =========


Share amounts have been  adjusted  retroactively  for the effect of a 3 for 2 stock split  effective
March 15, 2004.

